Exhibit 99.2

Q3 2015 Supplemental Financial Information November 4, 2015

Disclaimer This material is not intended to be exhaustive, is preliminary in nature and may be subject to change.  In addition, much of the information contained herein is based on various assumptions (some of which are beyond the control of Chimera Investment Corporation, the “Company”) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “would,” “projected,” “will” or similar expressions, or variations on those terms or the negative of those terms.  The Company’s forward-looking statements are subject to numerous risks, uncertainties and other factors. Furthermore, none of the financial information contained in this material has been audited or approved by the Company’s independent registered public accounting firm.

Portfolio Composition as of September 30, 2015  : Excludes unsettled trades. Includes the interest incurred on interest rate swaps.  : Total Portfolio: $15.6 Billion  Total Capital: $3.1 Billion Total Leverage: 3.8:1  Net Investment Analysis  Agency MBS Portfolio Total Assets: $6.5 Billion(1)  Residential Mortgage Credit Portfolio Total Assets: $9.1 Billion(1)

September 30, 2015  : June 30, 2015  : GAAP Asset Allocation: Quarter Over Quarter Comparison(1)   : (1) Based on Fair Value.  Total Portfolio: $15.4 Billion

(1) Consists of tranches of RMBS and loan securitizations sold to third parties.  : September 30, 2015  : June 30, 2015  : GAAP Financing Sources: Quarter Over Quarter Comparison  Total Financing: $11.9 Billion  Total Financing: $11.7 Billion

Agency & Repo Summary  Agency Securities – As of September 30, 2015  Repo Days to Maturity – As of September 30, 2015  Agency Securities – As of June 30, 2015  Repo Days to Maturity – As of June 30, 2015  : ($ in thousands)  : Coupon is a weighted average for Commercial and Agency IO Notional Agency IO was $6.6 and $6.8 million as of 9/30/2015 and 6/30/2015 respectively. Excludes unsettled trades

Interest Rate Sensitivity as of September 30, 2015  : Agency, Swap and Derivative Portfolio  : Based on instantaneous moves in interest rates.

Consolidated RMBS & Loan Securitizations

($ in thousands)			At Issuance / Acquisition			As of September 30, 2015		
Vintage	Deal	Type	Total Original Face	Total of Tranches Sold	Total of Tranches Retained	Total Remaining Face	Remaining Face of Tranches Sold	Remaining Face of Tranches Retained
2015	Whole Loan Securitization	CSMC 2015-RPL4	$397,098	$186,636	$210,462	$392,753	$341,131	$51,622
2015	Whole Loan Securitization	CIM 2015-3AG(1)	698,812	520,935	177,877	680,136	503,747	176,390
2015	Whole Loan Securitization	CIM 2015-2AG(2)	330,293	276,998	53,295	308,520	256,527	51,993
2015	Whole Loan Securitization	CIM 2015-1EC	268,731	214,985	53,746	256,260	201,301	54,959
2014	Whole Loan Securitization	CSMC 2014-CIM1(3)	333,865	268,087	65,779	294,081	229,439	64,642
2011-2013	Whole Loan Securitization	SLFMT 2012-3A	1,030,568	899,686	130,882	756,955	521,803	235,152
2011-2013	Whole Loan Securitization	SLFMT 2013-1A	1,021,846	1,019,291	2,555	781,311	721,298	60,013
2011-2013	Whole Loan Securitization	SLFMT 2013-2A	1,137,308	1,134,464	2,844	953,738	917,028	36,710
2011-2013	Whole Loan Securitization	SLFMT 2013-3A	500,390	499,139	1,251	449,584	286,344	163,240
2014	RMBS Securitization	CSMC 2014-4R(4)	367,271	-	367,271	300,443	-	300,443
2012	Whole Loan Securitization	CSMC 2012-CIM1	741,939	707,810	34,129	122,303	90,617	31,686
2012	Whole Loan Securitization	CSMC 2012-CIM2	425,091	404,261	20,830	97,296	77,658	19,638
2012	Whole Loan Securitization	CSMC 2012-CIM3	329,886	305,804	24,082	181,189	160,378	20,811
2010	RMBS Securitization	CSMC 2010-1R	1,730,581	691,630	1,038,951	751,180	46,530	704,650
2010	RMBS Securitization	CSMC 2010-11R	566,571	338,809	227,762	328,664	113,783	214,881
2009	RMBS Securitization	CSMC 2009-12R	1,730,698	915,566	815,132	685,116	159,975	525,141
2009	RMBS Securitization	JPMRR 2009-7	1,522,474	856,935	665,539	622,852	218,431	404,420
2009	RMBS Securitization	JMAC 2009-R2	281,863	192,500	89,363	110,740	50,065	60,675
2008	Whole Loan Securitization	PHHMC 2008-CIM1	619,710	549,142	70,568	79,569	56,903	22,666
	TOTAL		$14,034,995	$9,982,678	$4,052,318	$8,152,690	$4,952,958	$3,199,732
			% of origination remaining			*58%*	*50%*	*79%*

(1) Contains collateral from Springleaf 2012-2A Trust.
(2) Contains collateral from Springleaf 2012-1A Trust.
(3) Contains collateral from Springleaf 2011-1A Trust.
(4) Contains collateral from CSMC 2010-12R Trust.

CHIMERA INVESTMENT CORPORATION

Information is unaudited, estimated and subject to change.

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Q3 2015 Supplemental Financial Information